UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2011

CYTOSORBENTS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7 Deer Park Drive, Suite K
Monmouth Junction, New Jersey 08852
(Address of principal executive office) (Zip Code)

(732) 329-8885
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 8, 2011, Cytosorbents Corporation  (the “Company”) signed a purchase agreement with Lincoln Park Capital Fund, LLC (“LPC”), an Illinois limited liability company, together with a registration rights agreement, whereby LPC has agreed to purchase up to $8.5 million of our common stock over a 32-month period (the “Purchase Agreement” and “Registration Rights Agreement”, respectively).  Under the Registration Rights Agreement, the Company agrees to file a registration statement related to the transaction with the U.S. Securities & Exchange Commission (“SEC”) covering the shares that may be issued to LPC under the Purchase Agreement.  After the SEC has declared effective the registration statement related to the transaction, we have the right over a 32-month period to sell our shares of common stock to LPC in amounts between $50,000 and $750,000, depending on certain conditions as set forth in the purchase agreement, up to $8.5 million.

The purchase price of the shares related to the future funding will be based on the prevailing market prices of the Company’s shares at the time of sales without any fixed discount, and the Company will control the timing and amount of any sales of shares to LPC.  LPC shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below the floor price as set forth in the Purchase Agreement.

In consideration for entering into the $8.5 million Purchase Agreement we may issue in the future up to 1,634,615 shares of our common stock pro rata as LPC purchases, at the Company’s sole discretion, up to $8.5 million of our common stock.  The Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.  There are no negative covenants, restrictions on future fundings, penalties or liquidated damages in the agreement.  The proceeds received by the Company under the Purchase Agreement will be used to help fund the commercialization of CytoSorb™ in Europe, conduct additional clinical trials, expand CytoSorbents’ research and development pipeline, and for general working capital purposes.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the common stock purchase agreement and the registration rights agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 1.02    Termination of a Material Definitive Agreement.

On May 5, 2010, the Company and LPC entered into a Purchase Agreement (the “Prior Purchase Agreement”) and a Registration Rights Agreement (the “Prior Registration Rights Agreement”) whereby  the Company had the right to sell, at its sole discretion, to LPC up to $6,000,000 of the Company’s common stock, over a 25-month period.

On December 7, 2011, the Prior Purchase Agreement and Prior Registration Rights Agreement between the Company and LPC were terminated by mutual agreement (the “Termination Agreement”).

The foregoing description of the Termination Agreement is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is attached hereto as Exhibit 10.3, and which is incorporated herein in its entirety by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release today announcing the termination of the Prior Purchase Agreement and the Prior Registration Rights Agreement and the entry into the Purchase Agreement and the Registration Rights Agreement with LPC. A copy of the press release is being furnished as Exhibit 99.1 attached  hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 and in this Item shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Shell company transactions.
None.

(d)	Exhibits.
10.1	Purchase Agreement, dated as of December 8, 2011 by and between the Company and Lincoln Park Capital Fund, LLC.
10.2	Registration Rights Agreement, dated as of December 8, 2011, by and between the Company and Lincoln Park Capital Fund, LLC.
10.3	Termination Agreement, dated as of December 7, 2011, by and between the Company and Lincoln Park Capital Fund, LLC.
99.1	Press Release issued by the Company on December 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoSorbents Corporation

By:	/s/ David Lamadrid
Name: David Lamadrid
Title: Chief Financial Officer

Dated: December 9, 2011